C-0445838
                                                    ----------------------

                                                           FILED
                                                           1:56 PM
                                                    EFFECTIVE DEC 29, 1997
                                                              ------------
                                                      ELAINE F. MARSHALL
                                                      SECRETARY OF STATE
                                                      NORTH CAROLINA

                            ARTICLES OF ORGANIZATION
      97 363 9082
                                       OF

                              FRONTIER ENERGY, LLC

         Pursuant to Section 57C-2-20 of the General Statutes of North Carolina, the undersigned do hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1. The name of the limited liability company is Frontier Energy, LLC.

2. The latest date on which the limited liability company is to dissolve is December 31, 2047.

3. The name and address of each organizer executing these Articles of Organization is as follows:

   Frontier Pacific, Inc.                Frontier Utilities of North Carolina,
                                          Inc.
   633 West Fifth Street, Suite 5200     1919 North Bridge Street
   Los Angeles, California 90071         Elkin, North Carolina 28621

4. The street address, which is also the mailing address, and county of the initial registered office of the limited liability company is 225 Hillsborough Street, Raleigh, Wake County, North Carolina 27603.

5. The name of the initial registered agent is C T Corporation System.

6. All of the members by virtue of their status as members shall be managers of this limited liability company.

7. These Articles will be effective upon filing.

This the 29th day of December, 1997.

FRONTIER PACIFIC, INC., Organizer           FRONTIER UTILITIES OF NORTH
                                            CAROLINA, INC., Organizer


By:    /s/ Donald C. Liddell                By:    /s/ Robert J. Oxford
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Name:      Donald C. Liddell                Name:      Robert J. Oxford
      ------------------------------------        ------------------------------
Title:     Secretary                        Title:     President
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